Exhibit 10.1(b)

AMENDMENT NO. 5 TO
STOCK PURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and agreed to as of the 18th day of January, 2008, by and among NEW YORK MORTGAGE TRUST, INC., a Maryland corporation (the “Company”) and EACH OF THE INVESTORS LISTED ON SCHEDULE I THERETO (each an “Investor” and collectively, the “Investors”).

RECITALS

A. The Company and Investors are parties to that certain Stock Purchase Agreement dated as of November 30, 2007, as amended by Amendment No. 1 to Stock Purchase Agreement dated January 3, 2008, as amended by Amendment No. 2 to Stock Purchase Agreement dated January 4, 2008, as amended by Amendment No. 3 to Stock Purchase Agreement dated January 16, 2008, as amended by Amendment No. 4 to Stock Purchase Agreement dated January 17, 2008 (collectively, the “Stock Purchase Agreement”); and

B. The Stock Purchase Agreement provides in Section 2.2 for an option (the “Option”) pursuant to which the Investors may elect to purchase from the Company up to an aggregate of 1,000,000 additional shares of Series A Cumulative Redeemable Convertible preferred stock, par value $0.01 per share, of the Company, at a purchase price per share of $20.00; and

C. The Stock Purchase Agreement provides in Section 2.2 that the Option will expire at 5:00 p.m., New York City time on the third business day after the Company files its Annual Report on Form 10-K for the year ended December 31, 2007 with the Commission; and

D. The Stock Purchase Agreement provides in Section 7.1(e), as a condition to closing, that the Company shall have executed and filed the Articles Supplementary Establishing and Fixing the Rights and Preferences of the Series A Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share, of the Company, substantially in the form attached thereto as Exhibit C (“Exhibit C”) with the Department of Assessment and Taxation of the State of Maryland (the “Articles Supplementary”); and

E. The parties to the Stock Purchase Agreement now desire to amend the Stock Purchase Agreement by deleting Section 2.2 in its entirety and substituting in its place a new Section 2.2, as provided herein, and by deleting Exhibit C to the Stock Purchase Agreement in its entirety and substituting in its place a new Exhibit C, as provided herein.

AGREEMENT

NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

1. Amendment.

1.1 The Company and the Investors hereby agree that the Stock Purchase Agreement is hereby amended effective as of the date hereof by deleting Section 2.2 in its entirety and substituting in its place the following:

“2.2 Option Shares. Upon the basis of the warranties and representations and subject to the other terms and conditions set forth herein, the Company hereby grants to the Investors an option (the “Option”) to purchase from the Company up to an aggregate of 1,000,000 additional shares of the Preferred Stock at a purchase price per share of $20.00 (the “Option Shares” and, together with the Initial Shares, the “Shares”). The Option will expire at 5:00 p.m., New York City time, on April 4, 2008. JMP Group, Inc. shall serve as the Investors’ representative (the “Investors’ Representative”) with respect to the Option. The Option may be exercised upon delivery by the Investors’ Representative to the Company of a written notice of exercise (a “Notice of Exercise”) setting forth (i) the number of Option Shares as to which the Investors or their assignees are then exercising the Option, (ii) the names and denominations to which certificates representing the Option Shares are to be delivered, and (iii) the time and date of payment for and delivery of such Option Shares. The time and date of delivery of the Option Shares shall not be later than ten (10) full business days nor earlier than two (2) full business day after the date of the Notice of Exercise, nor in any event prior to the Closing Time, unless otherwise agreed in writing by the Investors’ Representative and the Company. The Investors shall have the right to assign their rights under the Option to one or more of their Affiliates. If the Investors exercise the Option in whole or in part in accordance with the provisions of this Section 2.2, in addition to the Purchase Price for the Option Shares, the Investors will credit the Company the amount of $25,000 against the Investor’s expenses in connection with the issuance and sale of the Shares, as consideration for the Option, payable at the same time and in the same manner that the Purchase Price is paid.”

1.2 The Company and the Investors hereby agree that the Stock Purchase Agreement is hereby amended effective as of the date hereof by deleting Exhibit C in its entirety and substituting in its place a new Exhibit C, substantially in the form attached hereto as Exhibit A.

2. Investment of Net Proceeds.

As and inducement for the Investors to enter into this Amendment, the Company agrees and covenants to invest the net proceeds from the transactions contemplated by the Stock Purchase Agreement in "whole-pool agency certificates" within two business days of the Closing. For purposes of this Amendment, "whole-pool agency certificate" means any certificate issued or guaranteed by the Government National Mortgage Association, Federal National Mortgage Association or Federal Home Loan Mortgage Corporation that represents the entire beneficial interest in the underlying pool of mortgage loans.

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3. Defined Terms.

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

4. Counterparts.

This Amendment may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

5. Agreement in Full Force and Effect.

Other than as expressly provided in this Amendment, all provisions in the Stock Purchase Agreement shall remain unchanged and in full force and effect.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.

COMPANY:	NEW YORK MORTGAGE TRUST, INC.

/s/ Steven R. Mumma
Name: Steven R. Mumma Title: Co-CEO, President, CFO

INVESTORS:	JMP GROUP INC.

/s/ Joseph A. Jolson
Name: Title:

JMP REALTY TRUST, INC.

/s/ Jim J. Fowler
Name: Jim J. Fowler Title: President

HARVEST OPPORTUNITY PARTNERS II, L.P.

/s/ Joseph A. Jolson
Name: Title:

HARVEST OPPORTUNITY PARTNERS OFFSHORE FUND, LTD.

/s/ Joseph A. Jolson
Name: Title:

HARVEST SMALL CAP PARTNERS, L.P.

/s/ Jeffrey B. Osher
Name: Jeffrey B. Osher Title: Portfolio Manager

HARVEST SMALL CAP OFFSHORE, LTD.

/s/ Jeffrey B. Osher
Name: Jeffrey B. Osher Title: Portfolio Manager